16.1

                               STEVEN HOLLAND, CPA
                        3914 MURPHY CANYONRD., STE. A126
                              SAN DIEGO, CA. 92123
                                 (619) 279-1640


June 12, 2000


U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Ladies and Gentlemen:

         Innovative Medical Services

We have read Item 4 of the above corporation's Form 8-k dated June 12, 2000 and are in agreement with the statements contained in the second paragraph therein.

Yours very truly,


/s/ STEVEN HOLLAND
------------------
Steven Holland, CPA


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